As filed with the Securities and Exchange Commission on October 13, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

THE PEPSI BOTTLING GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	13-4038356 (I.R.S. Employer Identification No.)
One Pepsi Way
Somers, New York 10589-2201
(Address of Principal Executive Offices, including zip code)
PBG 401(k) SAVINGS PROGRAM
PBG 401(k) PROGRAM
(Full Title of the Plan)
Steven M. Rapp
Senior Vice President, General Counsel and Secretary
The Pepsi Bottling Group, Inc.
One Pepsi Way
Somers, New York 10589
(914) 767-7971
(Name, Address and Telephone Number, including area code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to be Registered	Registered	Per Share	Price	Registration Fee

Common Stock, Par Value $.01	2,000,000 (1)	$27.63(2)	$55,260,000(2)	$6,504

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers any additional securities to be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the Registrant’s Common Stock, as reported on the New York Stock Exchange on October 10, 2005.

PART II
Item 3. Incorporation of Documents by Reference
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1: OPINION AND CONSENT OF DAVID YAWMAN, ESQ.
EX-15: LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION
EX-23.1: CONSENT OF KPMG LLP
EX-23.2: CONSENT OF KPMG LLP
EX-23.3: CONSENT OF KPMG LLP

This Registration Statement on Form S-8 is being filed by The Pepsi Bottling Group, Inc. (the “Registrant”) pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended, in connection with the registration of an additional 2,000,000 shares of the Registrant’s common stock, par value $.01 per share.
Reference is made to the Registration Statement on Form S-8 filed November 14, 2001 (File No. 333-73302) with respect to shares of common stock registered under the Registrant’s 401(k) Savings Program and 401(k) Program. The contents of such Registration Statement are hereby incorporated by reference in their entirety.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(1)	The Registrant’s Annual Report on Form 10-K for the year ended December 25, 2004, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 19, 2005;

(3)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 11, 2005;

(4)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 3, 2005;

(5)	The Annual Report relating to the PBG 401(k) Savings Program on Form 11-K for the fiscal year ended December 31, 2004;

(6)	The Annual Report relating to the PBG 401(k) Program on Form 11-K for the fiscal year ended December 31, 2004;

(7)	The Registrant’s Current Report on Form 8-K filed on January 25, 2005;

(8)	The Registrant’s Current Report on Form 8-K filed on January 31, 2005;

(9)	The Registrant’s Current Report on Form 8-K filed on February 28, 2005;

(10)	The Registrant’s Current Report on Form 8-K filed on March 24, 2005;

(11)	The Registrant’s Current Report on Form 8-K filed on April 12, 2005;

(12)	The Registrant’s Current Report on Form 8-K filed on June 6, 2005;

(13)	The Registrant’s Current Report on Form 8-K filed on June 30, 2005;

(14)	The Registrant’s Current Report on Form 8-K filed on July 7, 2005;

(15)	The Registrant’s Current Report on Form 8-K filed on September 7, 2005;

(16)	The Registrant’s Current Report on Form 8-K filed on September 27, 2005;

(17)	The description of the Registrant’s common stock, par value $.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 8. Exhibits

Exhibit No.	Description

5.1	Opinion and consent of David Yawman, Esq., Vice President, Assistant General Counsel and Assistant Secretary of the Registrant.

15	Letter re Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of David Yawman, Esq., Vice President, Assistant General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5.1 hereto).

24	Powers of Attorney (incorporated herein by reference to Exhibit 24 of Registrant’s Annual Report on Form 10-K for the year ended December 25, 2004).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somers, State of New York, on October 13, 2005.

THE PEPSI BOTTLING GROUP, INC.

By:	/s/ David Yawman

David Yawman
Vice President, Assistant General Counsel
and Assistant Secretary
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Cahill	Chief Executive Officer and	October 13, 2005
* John T. Cahill	Chairman of the Board

/s/ Alfred H. Drewes	Senior Vice President and Chief Financial Officer	October 13, 2005
* Alfred H. Drewes	(Principal Financial Officer)

/s/ Andrea L. Forster	Vice President and Controller	October 13, 2005
* Andrea L. Forster	(Principal Accounting Officer)

/s/ Linda G. Alvarado	Director	October 13, 2005
* Linda G. Alvarado

/s/ Barry H. Beracha	Director	October 13, 2005
* Barry H. Beracha

/s/ Ira D. Hall	Director	October 13, 2005
* Ira D. Hall

/s/ Thomas H. Kean	Director	October 13, 2005
* Thomas H. Kean

/s/ Susan D. Kronick	Director	October 13, 2005
* Susan D. Kronick

/s/ Blythe J. McGarvie	Director	October 13, 2005
* Blythe J. McGarvie

/s/ Margaret D. Moore	Director	October 13, 2005
* Margaret D. Moore

/s/ John A. Quelch	Director	October 13, 2005
* John A. Quelch

/s/ Rogelio Rebolledo	Director	October 13, 2005
* Rogelio Rebolledo

/s/ Clay G. Small	Director	October 13, 2005
* Clay G. Small

* By: Steven M. Rapp, Attorney-in-Fact

/s/ Steven M. Rapp
Steven M. Rapp

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion and consent of David Yawman, Esq., Vice President, Assistant General Counsel and Assistant Secretary of the Registrant.

15	Letter re Unaudited Interim Financial Information.

23.1	Consent of KPMG LLP.

23.2	Consent of KPMG LLP.

23.3	Consent of KPMG LLP.

23.4	Consent of David Yawman, Esq., Vice President, Assistant General Counsel and Assistant Secretary of the Registrant (included in his opinion filed as Exhibit 5.1 hereto).

24	Powers of Attorney (incorporated herein by reference to Exhibit 24 of Registrant’s Annual Report on Form 10-K for the year ended December 25, 2004).

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